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                                                                   EXHIBIT 10.20

                                SOFTWARE 2000
                      MASTER SOFTWARE LICENSE AGREEMENT
                                NUMBER 96-2283

This Master Software License Agreement (this "Agreement") is made as of the last date written below, by and between SOFTWARE 2000, INC., a corporation having a principal place of business at 25 Communications Way, Hyannis, Massachusetts 02601, USA ("SOFTWARE 2000") and SIMIONE CENTRAL HOLDING, INC., a corporation having a place of business at 6650 Powers Ferry Road, Atlanta, Georgia 30339 ("CUSTOMER").


1.  LICENSE GRANTED.
(a) Subject to all of the limitations and conditions contained in this Agreement, SOFTWARE 2000 grants to CUSTOMER the following non-transferable and non-exclusive license rights to use the software system(s) described in the attached schedule(s) (the "Software Schedule(s)") and any corrections, enhancements, updates and new releases thereto which are provided generally by SOFTWARE 2000 to its customers who are active on maintenance for the software system(s) and are not independently priced and licensed (the software system(s), together with any corrections, enhancements, updates and new releases being referred to as the "Software System(s)"), and the related system and user documentation provided by SOFTWARE 2000. The Software System(s) and documentation may be used solely within North America, in the ordinary business activities of CUSTOMER, for its internal operations only. The Software System(s) or portions thereof which operate on an IBM AS/400 computer may be used only on the designated production computer specified in the Software Schedule(s) (the "Designated Production Computer(s)") at the designated production location(s) specified in the Software Schedule(s) (the "Designated Production Location") The Software System(s) or portions thereof which operate on a personal computer, if any, may be used only by the number of "client seats" specified in the Software Schedule(s) (i.e. number of authorized personal computer(s)). The Repository (as described in the technical documentation provided by SOFTWARE 2000) may be installed and stored only on the number of intermediate server(s) specified in the Software Schedule(s).
(b) The Software System(s) which operate on an IBM AS/400 computer may be used on a temporary back-up computer located at the designated production location(s) only if the designated production computer(s) is inoperative because of a malfunction, the performance of preventive maintenance, or engineering changes to the designated production computer(s).
(c) The Software System(s) (i) include source code for the Software Systems(s), with the exception of source code for certain Software System(s) or portions thereof, and (ii) do not include class libraries for any Infinium Software System(s). Customer may from time to time request SOFTWARE 2000's then current list of the Software System(s) or portions thereof for which source code and/or class libraries are not provided.

2.  OWNERSHIP; NON-DISCLOSURE AND COPIES
CUSTOMER acknowledges that the Software System(s); all source code, object code, class libraries, user interface screens, algorithms, development frameworks, repository, system designs, system logic flow, and processing techniques and procedures related thereto; any system, user, or other documentation related thereto; any copies and derivatives of any of the foregoing, in whole or in part; as well as all copyright, patent, trade secret and other proprietary rights in any of the foregoing; are and shall remain the sole and exclusive confidential property of SOFTWARE 2000 or SOFTWARE 2000's licensor. CUSTOMER AGREES THAT IT WILL NOT DISCLOSE OR OTHERWISE MAKE
AVAILABLE TO THIRD PARTIES THE SOFTWARE SYSTEM(S) OR RELATED DOCUMENTATION EXCEPT WHEN DISCLOSURE IS NECESSARY TO THE CUSTOMER's PERMITTED USE HEREUNDER
OF THE SOFTWARE SYSTEM(S) AND THE THIRD PARTY AGREES TO BE BOUND BY THE TERMS CONTAINED IN THIS AGREEMENT. CUSTOMER shall hold as SOFTWARE 2000's confidential property, and shall further safeguard against disclosure, all copies of the Software System(s) in whole or in part, and all other information furnished by SOFTWARE 2000 to CUSTOMER in connection with the Software
System(s) licensed under this Agreement or in connection with any other product or service or proposed product or service of SOFTWARE 2000, including all source and object code (whether provided on physical media, electronically or otherwise), all system documentation (in any form), and the terms and conditions of this Agreement, in the same manner as it safeguards its own confidential property against disclosure, provided that such safeguards are at least equal to industry standards, and shall take such steps as are reasonably necessary to ensure that the provisions of this Agreement relating to confidentiality and non-disclosure are not violated by any employee, agent or other representative of CUSTOMER. CUSTOMER shall not rent, lease, decompile, disassemble, or reverse engineer any portion of the Software System(s).
CUSTOMER may not copy the Software System(s) without the prior written permission of SOFTWARE 2000, except to make a copy of any program which is required as an essential step in its utilization or to make an archival or back-up copy of the Software System(s). CUSTOMER shall not alter or remove any SOFTWARE 2000 or other copyright notice from the Software System(s), the documentation or any permitted copies thereof and shall ensure that all copies contain any such SOFTWARE 2000 or other copyright notice. CUSTOMER shall indemnify and save SOFTWARE 2000 harmless from any and all damages arising out of or in connection with a breach of this Paragraph 2, including but not limited to the legal fees and disbursements of SOFTWARE 2000 incurred in connection with any breach or threatened breach of this Paragraph 2. CUSTOMER agrees that if it learns of any breach of the non-disclosure provisions contained herein, it shall, within ten (10) business days of learning of any such breach, notify SOFTWARE 2000 in writing of the breach, specifying fully the nature and manner of the breach. CUSTOMER further agrees to cooperate fully with SOFTWARE 2000 in any investigations and legal actions relating to such breach, including legal actions for injunctive or other equitable relief, that SOFTWARE 2000 may take in connection with such breach.
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3. PAYMENT; TAXES
With each Software System, CUSTOMER shall pay SOFTWARE 2000, or its agent or designee, license and, if applicable, professional service fees in accordance with the payment terms specified in the Software Schedule(s). CUSTOMER shall pay SOFTWARE 2000, within thirty (30) days of billing by SOFTWARE 2000, all charges for travel and out-of-pocket expenses incurred by SOFTWARE 2000 in connection with training, education or other professional services provided by SOFTWARE 2000, and, for so long as SOFTWARE 2000 is maintaining the Software System(s) and CUSTOMER has elected to continue such maintenance, for ongoing maintenance fees and expenses related thereto. CUSTOMER shall pay all taxes or duties, fees and governmental charges, however designated, (including personal property taxes, sales taxes, use taxes and customs duties but not including any income or corporate excise taxes assessed against SOFTWARE 2000) arising from, or based upon, the Software System(s) licensed hereunder, the license fee for the Software System(s), other amounts payable under this Agreement, any services provided under this Agreement or the operation and use of the Software System(s), CUSTOMER shall pay SOFTWARE 2000's then current administrative fee in connection with any transfer of a Software System from one Designated Production Computer to another.

4. DELIVERY.
Within thirty (30) days after the date of execution of this Agreement by SOFTWARE 2000, or such later date specified in a Software Schedule, SOFTWARE 2000 will deliver to CUSTOMER the Software System(s) and all related documentation.

5. MODIFICATIONS.
CUSTOMER may modify the Software System(s) only in order to adapt the Software System(s) for CUSTOMER's permitted use hereunder, provided, however, SOFTWARE 2000's maintenance and warranty obligations set forth in Paragraph 6 and 7 shall apply only to the version of the Software System(s) released generally by SOFTWARE 2000 to its customers and not to any version which has been modified by CUSTOMER. If modifications are made by CUSTOMER that result in SOFTWARE 2000 being relieved of its obligation to provide maintenance services, SOFTWARE 2000 shall not be required to reimburse CUSTOMER for any prepaid maintenance.

6. MAINTENANCE SERVICES; PROFESSIONAL SERVICES. CUSTOMER may purchase maintenance for the Software System(s) for so long as SOFTWARE 2000 continues to maintain such Software System(s), and in accordance with SOFTWARE 2000's then current maintenance policies. Maintenance services do not include the maintenance of conversion programs, interfaces or other software delivered as part of professional services under this or any other agreement for professional services. Professional services will be priced on a time and materials basis at SOFTWARE 2000's then current rates or at such other rates as may be set forth in the Software Schedule(s) or a separate Professional Services Agreement or similar agreement, and, at SOFTWARE 2000's discretion, will be subject to the execution by CUSTOMER of a Professional Services Agreement or similar agreement. For these purposes, one (1) consulting equals one (1) person for eight (8) hours and one (1) education credit equals one (1) person in one (1) class for one (1) day. All professional services provided by SOFTWARE 2000, which are not listed on a Software Schedule(s) to this Agreement or provided under a Professional Services Agreement, including but not limited to services provided by SOFTWARE 2000's support organization, shall be deemed to have been provided under this Agreement.

7. WARRANTIES. (a) SOFTWARE 2000 represents and warrants that it is the lawful owner or licensee of the Software System(s) and has full legal power and authority to license the Software System(s) to CUSTOMER as provided in this Agreement. (b) SOFTWARE 2000 warrants that, for as long as CUSTOMER is active on maintenance for the Software System(s), the Software System(s) will operate in substantial conformity with the Functional Documentation supplied by SOFTWARE 2000 within the Software System(s) when used in strict compliance therewith; provided, however, that any graphical user interface separately priced and licensed hereunder (including but not limited to Infinium: Desktop Manager) will operate only in conjunction with certain Software System(s) and releases thereto in accordance with a list published by SOFTWARE 2000 from time to time. ("Functional Documentation" is the "help text" and/or the "how to" text provided within the Software System(s).) This warranty is contingent upon
(a) CUSTOMER's installation of all corrections, enhancements, updates, and new releases provided by SOFTWARE 2000 to CUSTOMER as part of maintenance services and (b) the absence of damage or abuse to the Software System(s). Notwithstanding the foregoing, CUSTOMER acknowledges that (i) it is solely responsible for having the appropriate compatible network(s) and operating system environment(s), and (ii) since the Software System(s) is complex and, therefore, may have defects, CUSTOMER'S sole and exclusive remedy for any such defects shall be as follows: If the Software System(s) fails to perform as warranted, SOFTWARE 2000 shall, within a reasonable period of time, provide all reasonable programming services to correct programming errors in the Software System(s), or at its sole option, replace the Software System(s). (c) Any professional services provided under this Agreement are provided "as is" without representation of warranty of any kind or nature. (d) SOFTWARE 2000 may offer CUSTOMER the opportunity to license programs of third parties by agreement between CUSTOMER and the third party (including but not limited to, "shrink wrap" agreements). SOFTWARE 2000 MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PROGRAMS. CUSTOMER agrees that SOFTWARE 2000 shall have no responsibility or liability whatsoever with respect to such programs and that any damage, loss, expense, claim, suit, or other problem arising in connection with such programs shall be exclusively between CUSTOMER and such third parties.

8.  DISCLAIMER OF WARRANTIES.
EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 7, SOFTWARE 2000 MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES OF QUALITY OR PERFORMANCE, OR ANY WARRANTIES OF COMPATIBILITY WITH HARDWARE OR WITH NETWORK OR OPERATING SYSTEM ENVIRONMENTS OR WITH NON-SOFTWARE 2000 SOFTWARE.
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9. LIMITATIONS OF LIABILITY.
   ________ event shall Software 2000's aggregate, cumulative monetary liability for any damages under or related to this Agreement from any cause whatsoever, regardless of the form of action, exceed the license fees actually paid by CUSTOMER to SOFTWARE 2000 for the applicable Software System(s). Without affecting the applicability of the preceding sentence, in no event will SOFTWARE 2000 or its officers, directors, affiliates, employees, agents or representatives, be liable for loss of profits, business, use or data, nor for interruption of business, nor for any other indirect, incidental, consequential or punitive damages even if SOFTWARE 2000 was advised of the possibility thereof, regardless of the form of action.

10. TERM; TERMINATION AND OTHER REMEDIES OF SOFTWARE 2000.
(a) This Agreement shall remain in effect until terminated pursuant to this Paragraph 10. If CUSTOMER (i) fails to pay any amount due hereunder within thirty (30) days of the date such amount is due, (ii) breaches any of its obligations under Paragraph 2 or the first sentence of Paragraph 11; (iii) fails to perform any other material obligation hereunder if such failure has not been cured within thirty (30) days after SOFTWARE 2000 has given CUSTOMER notice of such failure; or (iv) causes or permits the winding up or liquidation of its affairs, voluntarily, or by order of a court adjudging CUSTOMER bankrupt or insolvent or approving as properly filed a petition seeking reorganization of CUSTOMER, then SOFTWARE 2000 may, in its sole discretion, do all or any of the following: terminate this Agreement and/or the license to use the Software System(s) granted hereunder, by providing written notice to CUSTOMER, suspend and/or terminate performance of any maintenance, professional or other services, upon delivery of written notice to CUSTOMER, and/or disable or deactivate the Software System(s) to the extent it is technically possible to do so and/or refuse to issue the key or other mechanism which enables the Software Systems(s) to operate on any computer(s), upon delivery of written notice to CUSTOMER.
(b) Upon any termination of this Agreement and/or the license to use any software System(s), CUSTOMER shall cease to use the Software System(s) and shall return to SOFTWARE 2000 the Software System(s) and all copies thereof and all proprietary and confidential property of SOFTWARE 2000, including, without limitation, all source code, object code and documentation. CUSTOMER shall expunge all copies of the source code or object code from its designated single production computer or any other computer containing such codes and shall provide a certificate of an officer of CUSTOMER stating that all such codes have been expunged from its computer hardware. SOFTWARE 2000 shall also have such other legal and equitable rights and remedies to which it may be entitled with respect to CUSTOMER's failure to comply with the provisions of this Agreement. CUSTOMER agrees that Paragraphs 2, 3, 7, 8, 9, 10 and 11 of this Agreement shall survive any termination of this Agreement and/or any license to use a Software System and shall remain in full force and effect.

11. GENERAL.
CUSTOMER shall not, voluntarily or involuntarily, sublicense, sell, assign, give or otherwise transfer the license granted hereunder, or any copies of the Software System(s) or any other information furnished by SOFTWARE 2000 to CUSTOMER. This Agreement, which shall include all schedules and addenda attached hereto or as may be executed hereafter in reference to this Agreement, may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof. This Agreement sets forth the entire understanding between the parties, is binding upon and inures to the benefit of the parties hereto and their respective successors and may be amended only by a written instrument executed by both an officer of SOFTWARE 2000 and by CUSTOMER. If two or more entities are named herein as CUSTOMER, their obligations shall be joint and several. This Agreement supersedes any and all prior and contemporaneous conversations, understandings and agreements between the parties, including any request for proposal or similar document and any responses thereto and any oral or written information or advice given by SOFTWARE 2000, its employees, agents or representatives, all of which are of no further force and effect, and supersedes the terms of any and all purchase orders or invoices. The execution of any amendment, schedule or addenda hereto after the date of this Agreement shall also be deemed to supersede any and all conversations, understandings and agreements or similar documents and responses thereto and any oral or written information or advice given by SOFTWARE 2000, its employees, agents or representatives, which are prior to or contemporaneous with the execution of such amendment, schedule, or addenda, and any and all purchase orders or invoices are related thereto. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, that provision will be enforced to delay the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No claim or action, regardless of form, arising out of this Agreement, other than a claim or action relating to a breach of Paragraph 2 or the first sentence of this Paragraph 11, may be brought by either party more than one (1) year after the cause of action has arisen.
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EACH PARTY HAS CAUSED THIS AGREEMENT TO BE EXECUTED BY ITS DULY AUTHORIZED
OFFICIALS(S).


SOFTWARE 2000, INC.                        SIMIONE CENTRAL HOLDING, INC.

By: /s/ Anne Marie Monte                   By:/s/ Lori N. Siegel
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Name: Anne Marie Monte                     Name: Lori N. Siegel
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Title: Vice President                      Title: CFO
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Date: Oct 31, 1996                         Date:  10-30-96
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